EXHIBIT 23.1


                            PORTER KEADLE MOORE, LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated February 11, 2005 accompanying the consolidated financial statements included in the Annual Report of First Southern Bancorp on Form 10-KSB for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of First Southern Bancorp on Form S-8.

                                                     /s/PORTER KEADLE MOORE, LLP


Porter Keadle Moore, LLP
Atlanta, Georgia
March 28,  2005


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